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                                                                 EXHIBIT 10.4(a)


                                     PART I

                       ADMINISTRATION SERVICES AGREEMENT

         THIS AGREEMENT is made as of the first day of November 1989, between The Travelers Insurance Company, a corporation organized under the laws of the State of Connecticut (hereinafter referred to as The Travelers), and Consolidated Group, Inc. Of Framingham, Massachusetts (hereinafter referred to as The Trust Administrator).


                                   Article I

                                    Purpose


         It is the intention of the parties to provide for the terms under which The Trust Administrator will provide administration services for the Group policies listed in Schedule A (each policy on that Schedule hereinafter being referred to as the "Group Policy"), which Schedule is attached to and forms a part of this Agreement as amended from time to time.


                                   Article II

                                 Consideration

         The consideration for this agreement shall be the mutual promises of the parties contained herein.


                                  Article III

                             Independent Contractor

         The relationship of the Trust Administrator to The Travelers with respect to administrative services is that of an independent contractor and nothing in the Agreement will be construed as creating any other relationship. The Travelers assumes no liability of any nature or kind for personal or property damages arising out of the Trust Administrator's performance of this Agreement, except those liabilities expressly assumed under Article X.


                                   Article IV

                       Duties of the Trust Administrator

A.       The Trust Administrator agrees to perform the following services:

         1.      Process requests for participation in the Trusts.

         2. Arrange for the collection and remittance of premiums. (See Section B below.)

         3. Prepare premium reports and other reports as agreed to between the parties.

         4.      Maintain all records necessary for the proper administration of premium collection.
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         5.      Underwrite all employees in  accordance with guidelines agreed to between the parties, but if such agreement cannot be reached and all possible solutions are exhausted The Travelers will retain final decision making capacity.

         6. Process enrollment of new employees as they become eligible and maintain employment records.

         7.      Issue all certificates (See Section C below.)

         8. Perform any other general services required for the efficient marketing and administration of the insurance provided under the above policies as may be agreed to between the parties.

         9. Process appointments so that all agents are properly licensed for states in which products are sold and that appropriate contraction material is provided to The Travelers in a timely fashion.

         10. Provide administration services in accordance with legislative information and interpretation provided by The Travelers.


B. All insurance charges and premiums collected by the Trust Administrator on behalf of The Travelers and charges and premiums returned by The Travelers shall be held by The Trustee and/or a qualified banking institution in a fiduciary capacity. Such funds shall be immediately remitted to the person or persons entitled thereto, or shall be deposited promptly in a fiduciary bank account established and maintained by the Trust Administrator. If the charges or premiums in account have been collected on behalf more that one Insurer, The Trust Administrator shall cause the bank to hold The Traveler's funds in a designated account on behalf of The Travelers.

         The Trust Administrator shall promptly obtain and keep copies of all bank account records and shall furnish The Travelers with copies of the records which pertain to it upon demand of The Travelers. The Trust Administrator may not pay any claim by withdrawing money form its fiduciary account. Withdrawals from such account shall be made for (1) remittance to The travelers or (2) remittance of charges and returned premiums to the person or persons entitled thereto or as payment to the Trust Administrator of compensation for services rendered. All net premium payments shall be remitted to The Travelers within 17 days after receipt by the Trustee.

C. Any policies, certificates, booklets, booklet-certificates, termination notices or other written communications delivered by The Travelers to The Trust Administrator for delivery to the Policyholders, Participant Employers or Insureds, shall be delivered by The Trust administrator promptly after receipt of instructions from The Travelers to do so.

D. It shall be the duty of The Trust Administrator to maintain fidelity coverage, including bonding of employees, in a reasonable amount and by a carrier satisfactory to The Travelers. The Trust Administrator shall furnish a certificate of insurance naming The Travelers as a certificateholder. Said policy shall provide that it cannot be canceled or modified except on ninety (90) days prior written notice to The Travelers. The actual amount of the such coverage as determined by The Travelers as of the effective date of this Agreement shall be subject to change as of each anniversary of this Agreement, or more frequently if The Travelers deems that there is a significant change in the total amount of funds handled.

         The Trust Administrator shall also maintain an errors and omissions liability policy in a reasonable amount and by a carrier satisfactory to The Travelers providing for indemnification of The Travelers to cover any loss arising as a result of any real or alleged negligence on the part of





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         the Trust Administrator, its agents or employees in any aspect of the performance of the Trust Administrator's duties under this Agreement.

         The Trust Administrator shall cause the issuer of said policy to deliver to The Travelers evidence of the existence of such policy which provides protection to The Travelers and shall cause the insurer to give The Travelers ninety (90) days written notice prior to the cancellation of, or any material change in, the policy. If the insurance is canceled, substitute coverage shall be obtained.

E. If any notice of the commencement of any legal proceeding involving any Travelers Insured is received by The Trust Administrator, or if it receives any communication from any Insurance Department or other administrative agency or any other person identifying a complaint by a Travelers Insured or calling a hearing involving any Travelers insuring practice, The Trust Administrator shall immediately advise The Travelers Home Office of the proceeding. The Trust Administrator shall immediately thereafter forward any correspondence or necessary files to The Travelers Home Office for determination of appropriate handling.

F. If any notice of the commencement of any legal proceeding involving The Trust Administrator is received by The Travelers, or the Travelers receives any communication from any Insurance Department or other administrative agency or any other person identifying a complaint against The Trust Administrator or calling a hearing involving The Trust Administrator, The Travelers shall immediately advise The Trust Administrator of the proceeding. The Travelers shall immediately thereafter forward any copies of necessary correspondence or files to The Trust Administrator.

G. Adequate books and records of all transactions among The Travelers, The Trust Administrator, Participant Employers and Insured persons shall be maintained at The Trust Administrator's administrative office for the duration of the Agreement and 6 years thereafter, or such period of time as my be required under the Employee Retirement Income Security Act of 1974. Such books and records shall be maintained in accordance with prudent standards or insurance record-keeping. All books and records pertaining to such administrative transactions shall be maintained by The Travelers at its office in like fashion.

H. The Trust Administrator shall maintain a file containing any written letters of complaint received by The Trust Administrator from Travelers Insureds, Policyholders or service providers for a period of 6 years from receipt of the complaint letter, or such period of time as may be required under the Employee Retirement Income Security Act of 1974.

I. The Trust Administrator shall conform to the underwriting and other standards agreed to between the parties, but if such agreement cannot be reached and all possible solutions are exhausted The Travelers will retain final decision making capacity. The Trust Administrator may presume that its underwriting and other standards are acceptable to The Travelers unless and until written notice is received from The Travelers.

J. In the conduct of its business and in the performance of its obligations under this Agreement, the Trust Administrator shall comply with all applicable statues, ordinances, rules, and regulations of any and all federal, state, and municipal regulatory authorities. If required by state law, the Trust Administrator shall hold a certificate of registration as a Third Party Administrator issued by the Department of Insurance or other regulatory body and post any bond required by any such regulatory body.

         The Trust Administrator will promptly notify The Travelers of any complaint filed against The Travelers with a state regulatory body received by the Trust Administrator which is related to or arises from any interpretation of the contract by immediately forwarding such complaint to The





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         Travelers, One Tower Square, Hartford, CT 06183, Attention:  Employee
         Benefits Department, Claim Division.

                                   Article V
                            Standard of Performance

         The Trust Administrator represents to The Travelers that it is experienced in the field of group insurance administration, that it will perform its obligations as trust administrator hereunder in a prudent manner and that it will exercise professional standards of diligence in the performance of its duties thereunder and the settlement of disputes with insureds concerning the foregoing.

                                   Article VI
                           Restriction on Performance

A. It is understood and agreed by the parties that all insured's records are to be processed with due and careful regard for the individual's rights of confidentiality.

B. The Trust Administrator shall not sub-contract any of the administrative function, duties or responsibilities as assigned to and accepted by it in this agreement without prior written approval by The Travelers, such approval or denial not to be unreasonably delayed or withheld.

                                  Article VII
                                     Rights

A. With reasonable notice, The Travelers shall have the right to conduct periodic audits at any time at the office of The Trust Administrator. The Travelers shall have the right of access to The Trust Administrator's premises during the normal business hours of The Trust Administrator's premises for the purpose of conducting periodic audits. If The Travelers chooses to conduct an audit at its own offices, The Trust Administrator shall upon request ship all necessary records (or true copies thereof) to the designated Travelers office, at the expense of The Travelers.

B. At all times during the term of this contract and following its termination for any reason, The Travelers shall have access to all records respecting Travelers Insureds. Subject to the preservation of records provisions specified under this contract, The Travelers shall, at its own expense, be entitled to obtain copies of any and all such records.

                                  Article VIII
                            Duties of The Travelers

A. The Travelers will provide The Trust Administrator with the following items:
         1. Certain necessary forms for enrolling new employees and maintaining employee records, including claim forms for those cases for which The Travelers processes claims.

         2. Statistical premium, claim and retention experience information and analysis, in a manner mutually agreed upon by the parties.

         3.      Agent licensing appointment fees.

         4. Notice of laws, regulations, and mandates that apply to The Travelers insureds and instructions for the administration thereof.

         5. Managed care materials including, but not limited to, preferred provider directories and updates, enrollment materials, identification cards and promotional materials.





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         6.      Patient Advocate materials.

         7. Claim forms for those cases for which The Travelers pays claims.

         8. The Travelers will exercise due diligence in providing 90 days advance notice of any change in new business rates and 90 days advance notice of any rate changes for inforce accounts. Advance notice will include the planned percentage change for both of these instances.

B. The Travelers will not allow its own distribution to market the 11/1/89 AnchorPlan or Blue Chip plan design except through the Trust Administrator's AnchorPlan and Blue Chip products.

C. The Travelers shall be responsible for all necessary Insurance Department Filings, and shall deliver to the Trust Administrator all required booklet-certificates and endorsement materials.

D. Where there is a conflict between any guide or instructions provided by The Travelers and this Agreement, the terms of this Agreement shall control.

E. With prior notice and authorization, The Travelers will allow descriptions of other products offered by the Trust Administrator through other carriers to be included in the AnchorPlan , Blue Chip, and CGT Preferred brochures. The Travelers will have the right to review these documents prior to printing.

                                   Article IX
                                  Compensation

A. The Trust Administrator shall retain the difference between gross monthly premiums, (excluding administration fees due the Trust Administrator) received from Participant Employers and net monthly premium payments established by The Travelers. Factors used in determining gross and net monthly premiums shall be agreed to between the parties but if such agreement cannot be reached and all possible solutions are exhausted, The Travelers will retain final decision making authority. Similarly, compensation payable to the Trust Administrator shall be agreed to between the parties, but if such agreement cannot be reached and all possible solutions are exhausted, the Trust Administrator shall retain final decision making authority with respect to the compensation paid to the Trust Administrator under the terms of this agreement. Should the Trust Administrator effect a change in its compensation, The Travelers reserves the right to change gross monthly premiums coincident with such change in the Trust Administrator's compensation.

B. The Trust Administrator's office and operational expenses are its sole responsibility.

                                   Article X
                                Indemnification

A. The Trust Administrator agrees to indemnify and hold The Travelers harmless from any and all liability, loss, damage, fines, punitive damages, penalties and costs, including expenses and attorneys fees, which result from any gross negligence, criminal, fraudulent, or willful misconduct in carrying out its responsibilities in accordance with the standards set forth in this Agreement, or which result from any action which exceeds its authority under this Agreement.

         The Travelers agrees to indemnify and hold the Trust Administrator harmless from any and all liability, loss, damage, fines, punitive damages, penalties and costs, including expenses and attorneys fees, which result from any gross negligence, criminal, fraudulent, or willful





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         misconduct in carrying out its responsibilities in accordance with the standards set forth in this Agreement, or which result from any action which exceeds its authority under this Agreement.

B. The Travelers will indemnify the Trust Administrator against any and all loss, damage, liability, judgment, awards and expense, including court costs and attorneys fees resulting form any act of any officer or employee of the Trust Administrator which is performed strictly in accordance with the instructions, manual, or guidelines agreed to by The Travelers and which is performed in good faith and without willful misconduct.

C. In the event that the Trust Administrator is named as a defendant in a suit arising out of the administration of the policy, The Travelers agrees to defend and hold harmless the Trust Administrator from the judgment, the costs, and defense expenses of such litigation, provided that the Trust Administrator was acting strictly in accordance with the provisions of this Agreement or the instructions manuals, or guidelines of The Travelers.

                                   Article XI
                               Use of Information

         Any information, including but not limited to data, business information, technical information, legal information, specifications, forms, computer programs and documentation, written, oral, or otherwise (hereinafter "Furnishing Party") to the other party hereunder or in contemplation hereof shall remain the property of the Furnishing Party. All copies of such Information in written, graphic, or other tangible form, including computer systems discs and tapes, shall be returned to the Furnishing Party upon the termination of this Agreement, or upon request at any time. Unless such information was previously known to be free of any obligation to keep it confidential, or has been or is subsequently made public, it shall be kept confidential by the party furnished such information, and shall be used only upon such terms as may be agreed upon in writing by the Furnishing Party.

                                  Article XII
                                   Amendment

         This Agreement may be amended at any item by a writing agreed to and signed by both parties

                                  Article XIII
                                  Termination

         This Agreement shall terminate on the occurrence of any of the following events:

         1.      By mutual consent of the parties.
         2. Fraud or embezzlement on the part of the Trust Administrator or negligence or omissions uncorrected after notice.
         3.      Material breach of this Agreement.
         4. Twelve months following written notice of termination given by either party to this Agreement to the other party. The notice shall be mailed, by certified mail, to the other party at its last known address.

B. Should either party become aware of a materiel breach of this Agreement, that party must notify the breaching party of the breach and provide thirty (30) days to correct such breach. Should the breach remain uncured at the end of thirty (30) days, the breaching party shall have an additional thirty (30) days to correct the breach, provided a reasonable effort was made during the initial thirty (30) day period to correct the breach.





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C.       Either party may terminate this Agreement without cause upon twelve months' written notice to the other party. Both parties agree to provide twelve months notice of cancellation of the group policy. The parties agree that there will be no announcement or disclosure of cancellation of the group policy or this administration services agreement until eight months following the date notice of cancellation has been given.

D. Upon termination of this Agreement, The Travelers shall have access to all records representing Travelers insureds and The Travelers shall be entitled to receive copies of any and all such records, as long as the cost to the Trust Administrator does not exceed $10,000.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed in duplicate to be effective as of the date specified above.






THE TRAVELERS LIFE INSURANCE COMPANY           CONSOLIDATED GROUP, INC.

BY:          /Illegible/                       BY:     /Timothy T.Clifford/
   ---------------------------------              -----------------------------

TITLE:       /Illegible/                       TITLE: Executive Vice President
      ------------------------------                 --------------------------

DATE:        Feb 27, 1991                      DATE:         Feb. 26, 1991
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